Exhibit 10.2

IMATION CORPORATION JAPAN

Promissory Note

$1,500,000.00 (USD)	September 15, 2017

FOR VALUE RECEIVED, the undersigned, Imation Corporation Japan (the “Company”), hereby promises to pay to the order of CMC Magnetics Corporation (the “Noteholder”), on or before October 10, 2019 (the “Maturity Date”), the principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 UNITED STATES DOLLARS ($1,500,000) and interest on the unpaid principal amount of this Note as provided below at CMC Magnetics Corporation 15F, No. 53, Ming Chuan W. Rd., Taipei, 104, Taiwan, or such other address as Noteholder may designate by notice to the Company given in accordance with Section 8.1 below.

1.	THE NOTE

This Promissory Note (this “Note”) is issued pursuant to that certain Settlement Agreement by and among GlassBridge Enterprises, Inc. (“GBE”), the Company, Imation Europe B.V. (“IEBV”, together with GBE and the Company, the “GBE Parties”) and the Noteholder (the “Settlement Agreement”) dated as of even date with this Note.

2.	INTEREST RATE

No principal amounts under this Note shall accrue interest. The foregoing notwithstanding, following the occurrence and during the continuance of an Event of Default (as defined below), interest shall accrue on outstanding and unpaid principal amounts under this Note at the rate of ten percent (10%) per annum computed on the basis of a 365-day year.

3.	PAYMENT PROVISIONS

3.1           Payments of Principal. Payments under this Note shall be made as follows:

Date	Principal Payment Amount

January 10, 2018	$500,000 (USD)
October 10, 2019	$1,000,000 (USD)

3.2           Payments Due on Business Days. “Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in New York City, New York are required or authorized to be closed. Notwithstanding anything in this Note to the contrary, any payment of principal or interest on this Note that is due on a date other than a Business Day may be made on the next Business Day.

3.3           Optional Prepayment. At any time and from time to time prior to the Maturity Date, the Company may prepay this Note, in whole or in part, at any time without premium or penalty.

3.4           Notice of Optional Prepayment. Notice of each optional prepayment of this Note pursuant to Section 3.3 above must be given in accordance with Section 8.1 hereof not fewer than two (2) Business Days before the prepayment date, which such notice must specify the date of prepayment, the aggregate principal amount to be prepaid on such date, and the application of such payments.

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4.	DEFAULTS

4.1           An “Event of Default” will exist if any of the following conditions or events occurs and is continuing:

4.1.1           The Company defaults in the payment, when due, of any payment under Section 2 and such default is not remedied within thirty (30) days after the same becomes due and payable; or

4.1.2           The Company (i) files, or consents by answer or otherwise to the filing against it of, a petition for Reorganization (as defined below); (ii) makes an assignment for the benefit of its creditors; (iii) consents to the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to it, or with respect to any substantial part of the Company’s property; (iv) is adjudicated as insolvent or to be liquidated; or (v) takes corporate action for the purpose of approving a Reorganization with respect to the Company, or any of the foregoing;

4.1.3           A governmental authority enters an order appointing, without consent by the Company, a custodian, receiver, trustee, or other officer with similar powers with respect to it or with respect to any substantial part of the Company’s property, or constituting an order for relief or approving a petition for Reorganization, or any such petition is filed against the Company and such petition is not dismissed within 180 days; or

4.1.4           Any one or more of the GBE Parties shall breach, or be in default under, any of its obligations under the Settlement Agreement.

For purposes of this Section 4.1, “Reorganization” means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, or other similar case or proceeding in connection therewith, relative to the Company or its assets, (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy.

4.2           Acceleration. Upon the occurrence and during the continuance of any Event of Default specified in Section 4.1.2 or Section 4.1.3, the principal balance of this Note will automatically, without notice, become immediately due and payable. Upon the occurrence and during the continuance of any Event of Default of the type specified in Section 4.1.1 or 4.1.4, the Noteholder may declare the principal balance of this Note due and payable by giving at least ten (10) days’ notice to the Company.

5.	NO TRANSFERS

This Note may not be offered for sale, sold, assigned, transferred, or pledged. The foregoing notwithstanding, the Noteholder may assign this Note to an Affiliate provided such assignment complies with all applicable laws and regulations. For purposes of this Section 5, (a) “Affiliate” means any entities that directly or indirectly, through one or more intermediaries, controls, are controlled by or are under common control with the Noteholder and (b) “control” means the power to direct the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.

6.	COMPANY WAIVERS

The Company hereby waives presentment, demand, notice of nonpayment, protest, and all other demands and notices (except as expressly provided herein) in connection with the delivery, acceptance, performance, and/or enforcement of this Note.

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7.	AMENDMENT AND WAIVER

7.1           Requirements. This Note may be amended and the observance of this Note may be waived (either retroactively or prospectively) as follows:

(a)	in the case of a waiver, by a written waiver or consent signed by the party against whom the waiver is to be enforced;

(b)	in the case of an amendment, by a written instrument signed by the Company and the Noteholder.

7.2           Binding Effect, etc. Any amendment, waiver or consent consented to as provided in this Section 7 will be binding upon the Noteholder and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Noteholder nor any delay in exercising any rights hereunder will operate as a waiver of any rights of the Noteholder.

8.	MISCELLANEOUS

8.1           Notices. All notices and other communications required or permitted to be given or otherwise provided under this Note must be in writing and must be given or otherwise provided: (a) by hand (in which case, it will be effective upon delivery); (b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission by the intended recipient; provided, that such communication is also sent by some other means permitted by this Section 7.1); or (c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service); in each case, to the address (or facsimile number) listed below:

If to the Noteholder, to:

CMC Magnetics Corporation

15F, No. 53, Ming Chuan W. Rd.

Taipei, 104, Taiwan

Attn: Chairman & CEO

with a copy to:

Tsar & Tsai Law Firm

8th Fl., 245 DunHua S. Rd., Sec. 1

Taipei 106, Taiwan

Attn: Jennifer Lin & Sophia Yeh

If to the Company, to:

Imation Corporation Japan

c/o GlassBridge Enterprises, Inc.

1099 Helmo Avenue, Suite 250

Oakdale, MN 55128

Attn: CEO & General Counsel

The Company and the Noteholder may specify different address or facsimile number by giving notice in accordance with this Section 8.1 to the other party. Notice provided in accordance with this Section 8.1 shall be sufficient to constitute service of process in connection with any action arising in whole or in part under or in connection with this Note.

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8.2           Governing Law/Venue. This Note, the negotiation, terms and performance of this Note, the rights of the parties under this Note, and all actions arising in whole or in part under or in connection with this Note shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. The Company hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York, whichever Noteholder elects, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note. In the event that a court declines to hear an action relating to this Note on the grounds that such an action may not be heard in New York, the Noteholder shall be permitted to sue in state or federal court sitting in Minnesota.

8.3           Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HERETO HEREBY WAIVE, AND COVENANT THAT THEY SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS NOTE, or the negotiation, terms or performance hereof or thereof, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE PARTIES HERETO AGREE THAT EITHER OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT BETWEEN THE PARTIES HERETO IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS (IF ANY) TO TRIAL BY JURY IN ANY PROCEEDING, AND ANY AND ALL LEGAL PROCEEDINGS WITH RESPECT TO THIS NOTE SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.4           Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the Noteholder and shall not be construed against any person or party as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

8.5           Successors and Assigns. All covenants and other agreements contained in this Note by or on behalf of the Company shall bind its successors and assigns, and inure to the benefit of Noteholder, its successors and assigns, whether so expressed or not.

8.6           Corporate Existence, Power and Authority. Company represents and warrants to Noteholder as follows: (i) Company is a corporation duly formed and in good standing under the laws of Japan; (ii) the execution, delivery and performance of this Note is within the corporate powers of Company, have been duly authorized and are not in contravention of law or the terms of the constitutive documents of Company, or any indenture, agreement or undertaking to which Company is a party or by which Company or its property are bound; and (iii) this Note constitutes the legal, valid and binding obligation of Company enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by a duly authorized officer as of the date first written above.

IMATION CORPORATION JAPAN

By:	/s/ Tavis J. Morello
Name:	Tavis J. Morello
Title:	Director

Accepted and Agreed:

CMC MAGNETICS CORPORATION

By:	/s/ Bob Wong
Name:	Bob Wong
Title:	Chairman

Signature Page to Promissory Note